INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
    Horizon Healthcare Corporation


     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.


                                   KPMG Peat Marwick


Albuquerque, New Mexico
June 1, 1994